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                                    EXHIBIT S

                            SHARE PURCHASE AGREEMENT

     This SHARE PURCHASE AGREEMENT (the "Agreement"), dated as of December 17, 2001, is made by and between Doris A. Morrissey ("Seller"), and Nicholas G. Karabots ("Purchaser").

                                   BACKGROUND:
                                   -----------

     Seller is the owner of Twenty Eight Thousand Four Hundred (28,400) shares (the "Shares") of the Common Stock, $.10 par value, of AMREP Corporation, an Oklahoma corporation (the "Company"). The Shares are held by Wedbush Morgan Securities ("Seller's Broker") in two accounts, one in the name of Doris A. Morrissey, IRA Account 2865-6583 and the other in the name of Doris A Morrissey, KEOUGH Account 8202-1488. Seller desires to sell the Shares. Purchaser is willing to purchase the Shares from Seller, and Seller is willing to sell the Shares to Purchaser, on the terms and conditions set forth in this Agreement. Contemporaneously with this Agreement, John D. Morrissey, Seller's husband, is selling to Purchaser 13,900 shares of the Company's Common Stock in addition to the 39,200 shares he sold to Purchaser on December 6, 2001.

     NOW THEREFORE, in consideration of the premises and mutual covenants, agreements, representations and warranties herein made, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    AGREEMENT
                                    ---------

     1. Sale and Purchase of Shares:

        (a) Seller hereby sells, conveys, transfers and delivers to the Purchaser, and Purchaser hereby purchases from Seller, the Shares for an aggregate purchase price of $184,600 (the "Purchase Price"), representing $6.50 for each share, which Purchase Price shall be paid by wire transfer of immediately available funds in the manner provided for in Section 1(b) below.

        (b) Simultaneously with the execution and delivery of this Agreement,

           (i) Seller has provided Sellers' Broker with irrevocable written instructions to transfer the Shares to Pershing/CSFB ("Purchaser's Broker" and, together with Seller's Broker, the "Brokers") for the account of Purchaser, and

           (ii) Purchaser has provided Purchaser's Broker with irrevocable written instructions to transfer the Purchase Price to Seller's Broker for the benefit of Seller.


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        (c) Purchaser hereby acknowledges the receipt of the Shares and Seller hereby acknowledges receipt of the Purchase Price.

     2. Representations and Warranties:
        ------------------------------

        (a) Seller hereby represents and warrants to Purchaser that:

           (i) Seller is the lawful owner, beneficially and indirectly, of the Shares, and has all necessary power and authority to cause the Shares to be sold to Purchaser. Seller is conveying good and valid title to the Shares, free and clear of any lien, claim, encumbrance or restriction of any kind. The Shares constitute all of the shares of capital stock or other securities of the Company owned, beneficially or of record, by Seller or any of Seller's affiliates.

           (ii) Seller has all necessary power and authority to execute, deliver and perform this Agreement and to carry out her obligations hereunder. Seller is not subject to or obligated under any contract provision or other agreement, or subject to any order, decree, law, rule or regulation, which would be violated by this Agreement or the sale of the Shares to Purchaser. No authorization, consent or approval of any third party is necessary for the consummation by Seller of the transactions contemplated hereby.

           (iii) All negotiations relating to this Agreement have been carried on by Seller directly without the intervention of any person, firm, corporation or entity who or which may be entitled to any brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby (other than brokerage fees payable with respect to the Shares), and Seller shall indemnify and hold Purchaser harmless against any and all claims, losses, liabilities or expenses which may be asserted against Purchaser as a result of any dealings, arrangements or agreements between Seller and any such person, firm, corporation or entity.

           (iv) Seller acknowledges that Purchaser is a director and stockholder of the Company. Seller has made her decision to enter into this Agreement after consideration and examination of facts and circumstances she gathered independently, acknowledges that she has not received any information regarding the Company from Purchaser and that she is in no way relying on any information received from Purchaser. Seller hereby irrevocably waives any right to claim that Purchaser should have disclosed to Seller any information regarding the Company or any plan or intention of Purchaser with respect thereto, and irrevocably releases Purchaser from any such claim. Seller further acknowledges that Purchaser may in the future purchase additional shares of the Company at a purchase price and under terms different than those contained herein.

           (v) Seller is experienced in securities matters and in the buying and selling of securities in public and private companies.

        (b) Purchaser hereby represents and warrants to Seller the following:




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           (i) Purchaser has all necessary power and authority to execute, deliver and perform this Agreement and to carry out his obligations hereunder. Purchaser is not subject to or obligated under any contract provision or other agreement, or subject to any order, decree, law, rule or regulation, which would be violated by this Agreement or the purchase of the Shares. No authorization, consent or approval of any third party is necessary for the consummation by Purchaser of the transactions contemplated hereby.

           (ii) Purchaser is acquiring the Shares solely for Purchaser's own account and not with a view to, or for resale in connection with, any distribution in violation of the Securities Act of 1933 (the "Securities Act") or applicable state securities laws.

           (iii) All negotiations relating to this Agreement have been carried on by Purchaser directly without the intervention of any person, firm, corporation or entity who or which may be entitled to any brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, and Purchaser shall indemnify and hold Seller harmless against any and all claims, losses, liabilities or expenses which may be asserted against Seller as a result of any dealings, arrangements or agreements between Purchaser and any such person, firm, corporation or entity.

     3. Attorney-in-fact: Seller irrevocably constitutes and appoints Purchaser
        ----------------
the true and lawful agent and attorney-in-fact of Seller with respect to the Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver certificates for the Shares, or transfer ownership of the Shares on the account books maintained by the Company's book-entry transfer facility, together, in any such case, with all accompanying evidence of transfer and authenticity, to himself or his designee (ii) present the Shares for transfer on the books of the Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Shares, all in accordance with the terms contained herein.

     4. Backup Withholding: Seller represents that she and the transactions
        ------------------
contemplated herein are not subject to backup withholding or any other withholding provisions of the Internal Revenue Code (the "Code"). Seller shall provide Purchaser with appropriate proof certifying, as required by the Code and Treasury Regulations, that she is not subject to any backup withholding. Seller further represents that her correct name, address, social security number or employer identification number and any other information required by the Code or IRS Treasury Regulations have been provided on the requisite forms.

     5. Knowing and Voluntary Waiver: Seller acknowledges that she has carefully
        ----------------------------
read and fully understands all of the provisions and effects of this Agreement; that Purchaser has advised Seller to consult with an attorney to review and discuss all aspects of this Agreement prior to its execution; that Seller is voluntarily entering into this Agreement; and that neither Purchaser, nor any agent or attorney of Purchaser, made any representations or promises concerning the terms or effects of this Agreement other than those made by Purchaser herein. In addition, Seller has initialed each page of this Agreement.



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     6. Further Assurances: Seller and Purchaser each shall, at any time and
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from time to time after the execution and delivery of this Agreement, upon request of the other, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, assignments, transfers, conveyances and assurances as may be reasonably necessary to further effectuate the terms of this agreement.

     9. Expenses: Each party hereto shall pay his or her own expenses incidental
        --------
to the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby. Seller is solely responsible for any and all payments, commissions or fees owed to the Brokers in connection with the transactions contemplated hereby.

     10. Successors and Assigns: All authority herein conferred or agreed to be
         ----------------------
conferred shall survive the death or incapacity of either party, and any obligation of either party hereto shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of such party. Purchaser may assign his rights under this Agreement to any corporation or other entity that is an affiliate of Purchaser (within the meaning of the federal securities laws). Except as otherwise provided in the preceding sentence, this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

     11. Severability: The invalidity or unenforceability of any particular
         ------------
provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

     12. Integration: This Agreement constitutes the entire agreement between
         -----------
the parties hereto with respect to the purchase and sale of the Shares and supersedes all other prior agreements and understandings.

     13. Counterparts: This Agreement may be executed in any number of
         ------------
counterparts and each of such counterparts shall for any purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same document.

     14. Governing Law: This Agreement shall be construed in accordance with and
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governed by the internal laws of the Commonwealth of Pennsylvania without regard to otherwise applicable principals of conflicts of laws.

     15. Specific Performance: Seller acknowledges that the Shares are unique
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and otherwise not available and acknowledges that in addition to any other remedies, Purchaser may invoke any equitable remedies to enforce delivery of the Shares hereunder, including, without limitation, an action or suit for specific performance.


                            [Signature Page Follows]



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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                            SELLER

                            By: /s/ Doris A. Morrissey
                                ---------------------------------
                                Doris A. Morrissey

                                Address:

                                Social Security Number:


                            PURCHASER

                            By: /s/ Nicholas G. Karabots
                                ---------------------------------
                                Nicholas G. Karabots





        [Signature Page to Share Purchase Agreement - Doris A. Morrissey]

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